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                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                         QUARTER ENDED            TWO QUARTERS ENDED
                                                     JUNE 30,      JUNE 25,     JUNE 30,      JUNE 25,
                                                       2000          1999         2000          1999
                                                     --------      --------     --------      --------

Weighted-average number of shares
    outstanding during period                          16,137        16,517       16,107        16,472
Add Common Stock equivalents -
     incremental shares under stock option plans           51           279          117           341
                                                     --------      --------     --------      --------

Number of shares on which diluted
    earnings per share is based                        16,188        16,796       16,224        16,813
                                                     ========      ========     ========      ========

Net income (loss) for the period                     $   (852)     $  6,317     $ (5,623)     $ 11,016
                                                     ========      ========     ========      ========

Diluted earnings (loss) per share                    $  (0.05)     $   0.38     $  (0.35)     $   0.66
Basic earnings (loss) per share                      $  (0.05)     $   0.38     $  (0.35)     $   0.67




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